UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Condor Hospitality Trust, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 9, 2021

Date of report (Date of earliest event reported)

Condor Hospitality Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)
1800 West Pasewalk Avenue, Suite 120
Norfolk, Nebraska	68701
(Address of Principal Executive Offices)	(Zip Code)

(301) 861-3305

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	CDOR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01 Other Events

Supplement to Definitive Proxy Statement

This is a supplement to the Definitive Proxy Statement on Schedule 14A filed by Condor Hospitality Trust, Inc., a Maryland corporation (the “Company”, “we” or “us”), with the Securities and Exchange Commission (the “SEC”) on October 18, 2021 (the “Definitive Proxy Statement”) and mailed to Company shareholders in connection with the solicitation of proxies for use at the special meeting of shareholders of the Company to be held on November 12, 2021 at 11:00 a.m. Eastern time in virtual-only format via live webcast at www.virtualshareholdermeeting.com/CDOR2021SM2 (there is no physical location for the special meeting).  The Definitive Proxy Statement is amended and supplemented by the information set forth in this Current Report on Form 8-K, which should be read as part of, and in conjunction with, the information contained in the Definitive Proxy Statement. To the extent that information set forth below differs from information contained in the Definitive Proxy Statement, the information set forth below shall supersede such information contained in the Definitive Proxy Statement.  Except as otherwise set forth below, the information set forth in the Definitive Proxy Statement remains unchanged, and capitalized terms used in this Current Report on Form 8-K but not otherwise defined herein have the meanings ascribed to those terms in the Definitive Proxy Statement.

On November 2, 2021, the Company has received a demand letter (the “Demand Letter”) on behalf of a purported stockholder of the Company regarding the Definitive Proxy Statement.  As of the date of this filing, the Company has not received any other demand letters or received notice of any litigation arising from our actions in connection with the Portfolio Sale or the Plan of Liquidation.

While the Company believes that no supplemental disclosure is required to be made to the Definitive Proxy Statement under applicable law and that the allegations and claims asserted in the Demand Letter are without merit, in order to reduce the risk of the Demand Letter delaying or adversely affecting the Portfolio Sale and to minimize the costs, risks and uncertainties inherent in defending the claims asserted in the Demand Letter, and without admitting any liability or wrongdoing, the Company has determined to voluntarily supplement the Definitive Proxy Statement as provided below.

Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the Company specifically denies all allegations and claims in the Demand Letter that any additional disclosure was or is required.

This Current Report on Form 8-K and the disclosure provided herein does not affect the consideration to be paid to the Company in connection with the Portfolio or the timing of the special meeting of the Company’s shareholders scheduled to be held on November 12, 2021 at 11:00 a.m. Eastern time as described in the Definitive Proxy Statement. The Company’s board of directors continues to recommend that Company shareholders vote “FOR” the Portfolio Sale Proposal and “FOR” the other proposals being considered at the special meeting.

The following underlined language is added to the third full paragraph on page 27 of the Definitive Proxy Statement concerning the Background.

Following the issuance of the press release, HWE commenced marketing the Portfolio. Between June 21, 2021 and August 12, 2021 HWE contacted over 436 potential bidders of whom 126 executed non-disclosure agreements with customary terms, including Blackstone. Fifty-four of the non-disclosure agreements contain a provision restricting the counterparty from requesting that the Company waive an agreed-upon standstill without first securing the prior consent of the Company’s board of directors. For the remaining non-disclosure agreements– including the prospective purchasers who submitted revised and improved offers – the standstill obligation terminated on September 22, 2021 upon the execution of the Purchase Agreement. Each party that entered into a non-disclosure agreement, including Blackstone, was provided access by HWE to a virtual data room which contained hotel property information and STR Reports. Jeffer Mangels Butler & Mitchell LLP (“Jeffer Mangels”) and McGrath North, law firms representing the Company, drafted a hotel purchase and sale agreement, which HWE added to the virtual data room. During the marketing process, HWE, in consultation with Mr. Blackham, instructed the potential purchasers to submit initial indicative offers on August 12, 2021, of which eleven were received, and to submit best and final offers on August 20, 2021, of which seven were received. We refer to the eleven prospective purchasers who submitted indicative offers, aside from Buyer, as “Party B” through “Party K”.

The following language is added to the fourth full paragraph on page 28 of the Definitive Proxy Statement concerning the Background.

Between August 23, 2021 and September 22, 2021, the Company’s management and representatives of Blackstone and their respective counsel engaged in negotiations regarding the Portfolio Sale. There have been no communications regarding post-transaction employment, directorships and benefits.

The table under the heading “THE PORTFOLIO SALE AND THE PLAN OF LIQUIDATION—Summary of Financial Analysis of our Financial Advisor—Analysis of Selected Precedent Portfolio Sale” on page 36 of the Proxy Statement is hereby revised, supplemented and replaced in its entirety as follows:

Date	Owner/Buyer	Seller	$/Key
Jul-21	Flynn Properties, Varde Partners	Apple Hospitality REIT	$98,922
May-21	Davidson Kempner	Starwood Capital	278,431
Mar-21	Highgate Holdings, Cerberus	Colony Capital (REIT)	124,339
Jan-20	Arbor Lodging Partners	BRE Select Hotels	143,893
Dec-19	AHIP REIT	TMI Hospitality (Starwood)	158,770
Dec-19	Sharpen Capital	AHIP REIT	56,090
Nov-19	Dune RE Partners LP	Schulte Hospitality	149,326
Aug-19	Singerman Real Estate	RLJ Lodging Trust	82,971
Jul-19	Choice Hotels	Fillmore Cap Prtnrs	290,323
Jun-19	BREIT	RLJ Lodging Trust	122,314
Apr-19	Arbor Lodging Partners	Summit Hotel Properties	165,644
Jan-19	SREIT	Noble Investment Group	216,446
Nov-18	Blackstone	PEG Development	229,130
Oct-18	Unilmmo: Global	Regent Partners	398,026
Sep-18	PEG Development	Blackstone	123,574
Mar-18	Jason Kotter	Ameritel Inns	212,103
Sep-17	Hospitality Props Trust	Blackstone	83,485
Jul-17	Aspect Investment Partners	Lightstone VP REIT II	129,820
Jun-17	AHIP REIT	MCR Development	173,305
Jun-17	Summit Hotel Properties	Xenia	200,492
Oct-16	China Life	Starwood Capital	131,709
Oct-16	StepStone Real Estate	The Generation Cos	80,494

The following underlined language is added to the last sentence of the second paragraph under the heading “THE PORTFOLIO SALE AND THE PLAN OF LIQUIDATION—Summary of Financial Analysis of our Financial Advisor—Liquidation Analysis” on page 38 of the Proxy Statement.

KeyBanc further refined the analysis to focus on upper-midscale to upscale properties that more closely matched the type and quality of hotel property in Condor’s Portfolio and subsequently applied a 15% portfolio premium to the average of the selected transactions, which premium percentage was determined based on KeyBanc’s professional judgment and experience.

The second, third and fourth sentences of the second paragraph under the heading “THE PORTFOLIO SALE AND THE PLAN OF LIQUIDATION—Summary of Financial Analysis of our Financial Advisor—Discounted Cash Flow Analysis” beginning on page 38 of the Proxy Statement are hereby revised, supplemented and replaced in its entirety as follows:

The unlevered free cash flows were calculated by taking Hotel EBITDA and subtracting capital expenditures (assuming property improvement program costs of $12.5 million in each of 2022 and 2023 as directed by the Company), as follows:

	Financial Projections
	2022P	2023P	2024P	2025P	2026P
Total Revenue	$63.5	$76.6	$81.9	$86.0	$88.8
Less: Hotel Operating Expenses	($42.9)	($49.3)	($51.6)	($53.6)	($55.2)
Hotel EBITDA	$20.7	$27.3	$30.4	$32.4	$33.6
Less: Capital Expenditures	($12.5)	($12.5)	($3.3)	($3.4)	($3.6)
Unlevered Free Cash Flow	$8.2	$14.8	$27.1	$29.0	$30.1

The residual value of the Portfolio at the end of the forecast period, or “terminal value,” was estimated by applying a range of plus or minus 5.0% to the average $ / key multiple of $165,891, which was based on the average of the Selected Portfolio Sale Comparables, and which was applied to the Portfolio key count, yielding the following low-end and high-end terminal values prior to discounting the values to the present time period:

Low-End Terminal Value DCF Calculation		High-End Terminal Value DCF Calculation
# of Keys	1,908	# of Keys	1,908
$ / Key	$157.6	$ / Key	$174.2
Terminal Real Estate Value	$300.7	Terminal Real Estate Value	$332.3

The following is added below the Summary Financials table and associated footnotes on page 40 of the Definitive Proxy Statement concerning Financial Projections.

The following additional information is provided with respect to the calculations of the above financial projections (i) all line items used to calculate Hotel EBITDA; and (ii) projected net operating income and all underlying items.  Projected cash flows were not calculated.

	2022P	2023P	2024P	2025P	2026P
Revenue
Rooms	$59,184,858	$71,638,351	$76,727,937	$80,542,800	$83,220,150
Food & Beverage	1,836,552	2,178,583	2,315,096	2,429,195	2,514,921
Other Operated Depts.	2,207,050	2,431,359	2,516,456	2,604,532	2,695,691
Miscellaneous Income	302,400	369,600	382,536	395,925	409,782
Total Revenue	63,530,860	76,617,892	81,942,026	85,972,452	88,840,544

Departmental Expenses
Rooms	12,866,626	14,975,545	15,719,980	16,352,791	16,850,314
Food & Beverage	1,436,897	1,833,413	1,943,750	2,032,411	2,093,799
Other Operated Depts.	652,228	743,023	765,313	788,273	811,921
Total Departmental Expenses	14,955,752	17,551,981	18,429,043	19,173,474	19,756,035

Total Departmental Profit	48,575,108	59,065,911	63,512,983	66,798,978	69,084,509

Undistributed Oper. Expenses
Admin & Gen.	4,989,600	5,399,880	5,561,876	5,728,733	5,900,595
Info. & Telecomm Systems	932,417	1,124,098	1,157,821	1,192,556	1,228,333
Franchise Fees	6,338,959	7,679,757	8,227,992	8,647,733	8,935,063
Marketing	2,974,896	3,545,338	3,651,698	3,761,249	3,874,086
Utility Costs	2,420,600	2,656,413	2,789,203	2,902,673	2,990,910
Property Oper. & Maint.	2,286,832	2,727,266	2,809,084	2,893,356	2,980,157
Total Undistributed Oper. Expenses...............	19,943,304	23,132,752	24,197,675	25,126,300	25,909,143

Gross Operating Profit	28,631,804	35,933,160	39,315,308	41,672,678	43,175,366

Management Fees	1,905,926	2,298,537	2,458,261	2,579,174	2,665,216
Income Before Fixed Charges	26,725,879	33,634,623	36,857,047	39,093,505	40,510,149

Fixed Charges
Insurance	939,106	967,279	996,298	1,026,186	1,056,972
Property Taxes	5,027,880	5,178,716	5,334,078	5,494,100	5,658,923
Rent	84,780	85,108	87,661	90,291	92,999
Total Fixed Charges	6,066,766	6,300,103	6,489,106	6,683,779	6,884,293

Hotel EBITDA	20,659,113	27,334,520	30,367,941	32,409,726	33,625,857

Reserve for Replacement	2,541,234	3,064,716	3,277,681	3,438,898	3,553,622

Hotel NOI	18,117,879	24,269,804	27,090,260	28,970,827	30,072,235

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K (including statements about the expected timing of the special meeting, the sale of the Company hotel portfolio) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Condor Hospitality Trust, Inc. (“Condor”), operates and beliefs of and assumptions made by Condor management, involve uncertainties that could significantly affect the financial or operating results of Condor. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” “should,” “may,” “projects,” “could,” “estimates” or variations of such words and other similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature, but not all forward-looking statements include such identifying words.  All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to creating value for shareholders, benefits of the proposed transaction to shareholders and employees — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. For example, these forward-looking statements could be affected by factors including, without limitation, risks associated with (i) national, international, regional and local economic climates; (ii) the potential liability for a failure to meet regulatory requirements, including the maintenance of real estate investment trust status; (iii) risks associated with the ability to consummate the transactions; (iv) potential changes to tax legislation; (v) the potential impact of announcement of the proposed transaction or consummation of the proposed transactions on relationships, including with employees; (vi) the unfavorable outcome of any legal proceedings that may be instituted against Condor; (vii) impacts relating to COVID-19 or other pandemics or catastrophic events; and (viii) those additional risks and factors discussed in reports filed with the SEC by Condor from time to time, including those discussed under the heading “Risk Factors”, the Definitive Proxy Statement and  in its filed reports on Form 10-K and 10-Q. Except to the extent required by applicable law or regulation, Condor disclaims any duty to update any forward-looking statements contained in this communication or to otherwise update any of the above-referenced factors.

Additional Information and Where to Find It

The proposed transactions will be submitted to the Company’s shareholders for their consideration. In connection with the proposed transactions, the Company has filed relevant materials with the SEC, including the Definitive Proxy Statement on Schedule 14A which was mailed to shareholders on October 18, 2021. This communication is not a substitute for the Definitive Proxy Statement or for any other document that the Company may file with the SEC and send to the Company’s shareholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTIONS INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. Investors and security holders will be able to obtain free copies of the Definitive Proxy Statement (including this supplement), any amendments or supplements thereto and other relevant materials, and any other documents filed by the Company with the SEC through the website maintained by the SEC at http://www.sec.gov. In addition, copies of the documents filed by the Company with the SEC will be available free of charge on the Company’s website at www.condorhospitality.com, or by contacting the Company at Investor Relations by phone at 301-861-3305 or by email at investors@trustcondor.com. or by requesting them in writing to Condor Hospitality Trust, Inc., 1800 West Pasewalk Avenue, Suite 120, Norfolk, Nebraska 68701, or by telephone at (301) 861-3305.

Participants in the Solicitation

The Company and certain of its respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the Condor shareholders in respect of the proposed transactions under the rules of the SEC.  Information about Condor’s directors and executive officers is available in Condor’s proxy statements dated November 16, 2020, for its 2020 annual meeting, and December 14, 2020, for a 2021 special meeting, and its Annual Report on Form 10-K for the year ended December 31, 2020 and amendment thereto on Form 10-K/A filed with the SEC and subsequent reports which may be filed with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the Definitive Proxy Statement and other relevant materials to be filed with the SEC regarding the transactions. Investors should read the Definitive Proxy Statement carefully before making any voting or investment decisions. You may obtain free copies of these documents from Condor using the sources indicated above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/
CONDOR HOSPITALITY TRUST, INC.

Dated: November 9, 2021	By:	/s/ Jill Burger
Jill Burger
Interim Chief Financial Officer and Chief Accounting Officer